UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2010

SRS LABS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Effective September 9, 2010, SRS Labs, Inc. (the “Company” or “SRS”) entered into a Settlement Agreement (the “Agreement”) with Sony Corporation (“Sony”) relating to the possible infringement by Sony of certain patents owned by SRS.  Pursuant to the Agreement, in exchange for the payment of $900,000, SRS agreed to grant to Sony and its subsidiaries a non-transferable, non-assignable, irrevocable, non-exclusive, fully paid-up worldwide license to the Licensed Patents (as such term is defined in the Agreement) with respect to  Sony’s and/or its subsidiaries’ products incorporating any proprietary audio technology designed by Sony and/or its subsidiaries prior to the date of the Agreement or within three years after the date of the Agreement, including modifications, derivations or enhancements thereof (collectively, the “Licensed Products”).  The Agreement is intended to resolve all disputes between the parties based upon the Licensed Patents and includes a release by SRS of Sony and its subsidiaries from any and all claims under the Licensed Patents with respect to the Licensed Products.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement effective September 9, 2010 by and between SRS Labs, Inc. and Sony Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Dated: September 13, 2010	By:	/S/ ULRICH GOTTSCHLING
Ulrich Gottschling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Settlement Agreement effective September 9, 2010 by and between SRS Labs, Inc. and Sony Corporation